                                                                     Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent auditors" in the Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-37982) and the related Statement of Additional Information appearing therein and pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) March 15, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2002, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

                                                /s/ Ernst + Young, LLP
                                                ----------------------


Fort Wayne, Indiana
May 22, 2002